Exhibit 99.1

              Quaker Fabric Reports First Quarter Financial Results

     FALL RIVER, Mass.--(BUSINESS WIRE)--April 19, 2006--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today reported net sales of $46.3 million, a net loss of ($4.1 million), and diluted and basic losses per share of ($0.25) for the three-month period ended April 1, 2006; compared to net sales of $59.2 million, a net loss of ($3.1 million), and diluted and basic losses per share of ($0.18) for the corresponding period of fiscal 2005. Quaker's financial results for the first quarter of fiscal year 2006 include after-tax restructuring and related charges of $0.5 million and $0.1 million of plant relocation expenses. Excluding these charges and expenses, net loss for the first fiscal quarter of 2006 was ($3.5 million) or ($0.21) per diluted share.
     "Although our first quarter performance is still a long way away from what we are determined to achieve over the long-term, we are encouraged by the sequential improvement in our margins. Our biggest problem continues to be sales volume. Competition from imported leather, faux suede and woven fabric products remains intense and resulted in a 21.8% drop in our total revenues versus the comparable period of last year - with domestic and international net fabric sales for the quarter of $38.1 million and $6.6 million, down 17.6% and 8.2%, respectively. Net yarn sales, at $1.5 million, were down 73.1%," commented Larry
A. Liebenow, Quaker's President and CEO.
     "We have an ongoing restructuring effort underway that is intended to restore the Company to profitability. The key elements of our plan include: (i) stabilizing revenues from our U.S.-based residential fabric business by focusing on those markets least sensitive to imported products; (ii) reducing our operating costs to compensate for the drop we have experienced in our revenues over the past few years; (iii) selling excess assets; (iv) developing strategically important commercial relationships with a limited number of carefully chosen offshore fabric mills so that we can recapture the share of the domestic residential market that we have lost over the past few years to foreign imports; and (v) generating additional profitable sales by penetrating the outdoor and contract fabric markets and expanding our specialty yarns business," Mr. Liebenow added.
     "So far this year, while we have not yet been able to stabilize revenues from our U.S.-based residential fabric business, we have made considerable headway on several fronts. More specifically, we entered into purchase and sale agreements with respect to two of our idled Fall River area manufacturing facilities, with both of these deals expected to close by the end of July. We signed a commercial cooperation deal with Hangzhou Zhongwang, one of China's most important upholstery fabric manufacturers, in January - and a sourcing and distribution agreement with Daewoo International, a Korean manufacturer of velvet and microdenier sueded fabrics for the furniture industry in February - with both of these offshore sourcing arrangements expected to begin to generate incremental revenues for us by the end of this year. And we added several new clients to our contract market customer list and launched our new line of outdoor fabrics, the introduction of which was met with a very enthusiastic response" Mr. Liebenow said.
     "We also took another $10.0 million out of our cost structure on an annualized basis, consisting of further significant reductions in our salaried and hourly staffing levels as well as $2.3 million of non-staffing related cost cuts. We are continuing to work with our lenders and the financial consultants we have retained to execute a plan to meet our long-term financing needs. And we are grateful for the ongoing support of our workforce, our suppliers, our customers, our lenders and our shareholders," Mr. Liebenow added.
     "Looking ahead, we are determined to restore the company to profitability. To that end, we will be continuing to execute our restructuring plan, including the aggressive marketing of our initial collections of outsourced fabrics. We will also be very focused on the equally aggressive development of other products that, for both strategic and economic reasons, are best produced in our U.S. plants, including our outdoor and contract fabric lines - and fabrics for those domestic customers needing a US-based fabric mill they can count on to provide reliable delivery, design leadership and world-class quality. On the cost reduction front, we will be continuing to consolidate our Fall River manufacturing operations into fewer facilities, actively marketing our excess real estate and implementing additional cost reduction programs," Mr. Liebenow concluded.

     Quaker Fabric Corporation is a leading manufacturer of woven upholstery fabrics for furniture markets in the United States and abroad, and the largest producer of Jacquard upholstery fabric in the world.

     THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2005 FORM 10-K.


                      QUAKER FABRIC CORPORATION
                  CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except per share data)

                       STATEMENTS OF OPERATIONS

                                              First Quarter Ended

                                             April 1,      April 2,
                                               2006          2005
                                           ------------- -------------

Net sales                                  $     46,280  $     59,215
Cost of products sold                            40,839        51,534

                                           ------------- -------------
Gross profit                                      5,441         7,681
Selling, general and admin. expenses             10,332        12,149
Restructuring charges                               296             0
                                           ------------- -------------
Operating loss                                   (5,187)       (4,468)
Other expenses
    Interest expense                                769           748
    Other expenses                                  406            88

                                           ------------- -------------
Loss before provision for income taxes           (6,362)       (5,304)
Provision (benefit) for income taxes             (2,227)       (2,214)

                                           ------------- -------------
Net loss                                   $     (4,135) $     (3,090)
                                           ============= =============

Loss per common share - basic              $      (0.25) $      (0.18)
                                           ============= =============

Weighted average shares
  outstanding - basic                            16,843        16,826
                                           ============= =============

Loss per common share - diluted            $      (0.25)  $     (0.18)
                                           ============= =============

Weighted average shares
  outstanding - diluted                          16,843        16,826
                                           ============= =============

Ratio analysis:
-----------------------------------------
Gross profit margin                                11.8%         13.0%
S.G. & A. as a percentage of net sales             22.3%         20.5%
Operating margin                                  -11.2%         -7.5%
Net margin                                         -8.9%         -5.2%

Order backlog                              $     13,142  $     27,969
-----------------------------------------  ============= =============



                       QUAKER FABRIC CORPORATION

       Reconciliation of Operating Income (loss) as Reported to
                   Pro Forma Operating Income (loss)

                                          First Quarter  First Quarter
                                               Ended         Ended

                                             April 1,      April 2,
                                               2006          2005
                                           -------------  ------------

Operating loss, as reported               $      (5,187) $     (4,468)
    Restructuring charges                           296             0
    Plant relocation and moving costs               162             0
                                           -------------  ------------
Pro forma operating loss                  $      (4,729) $     (4,468)
                                           =============  ============



                       QUAKER FABRIC CORPORATION
               Reconciliation of Net Loss as Reported to
                          Pro Forma Net Loss

                                          First Quarter  First Quarter
                                               Ended         Ended

                                             April 1,      April 2,
                                               2006          2005
                                           -------------  ------------

Net loss, as reported                     $      (4,135) $     (3,090)
    Restructuring charges, net of income
     taxes                                          192             0
    Plant relocation and moving  costs,
     net of income taxes                            105             0
    Write off of deferred financing
     costs                                          296             0
                                           -------------  ------------
Pro forma net loss                        $      (3,542) $     (3,090)
                                           =============  ============
Pro forma net loss, per share             $       (0.21) $      (0.18)
                                           =============  ============


                       CONDENSED BALANCE SHEETS

                                             April 1,    December 31,
                                               2006          2005
                                           -------------  ------------

Assets
  Current assets:
     Cash and cash equivalents            $         870  $        725
     Accounts receivable                         30,112        31,822
     Inventories                                 37,536        37,827
     Prepaid expenses and other current
      assets                                      7,746         8,070
                                           -------------  ------------
      Total current assets                       76,264        78,444



  Property, plant and equipment, net           127,611       131,177
  Assets held for sale                           6,483         6,483
  Other assets                                   3,452         3,758
                                          -------------  ------------
                                         $     213,810  $    219,862
                                          =============  ============
Liabilities and Stockholders' Equity
  Current maturities of  debt            $      37,404  $     37,880
  Current portion of capital lease
   obligations                           $         145  $        143
  Accounts payable and accrued expenses         22,544        21,760
                                          -------------  ------------
    Total current liabilities                   60,093        59,783

  Capital lease obligations, less
   current portion                                 592           629
  Deferred income taxes and other long-
   term liabilities                             15,876        18,286
  Stockholders' equity                         137,249       141,164
                                          -------------  ------------
                                         $     213,810  $    219,862
                                          =============  ============

This document contains "forward looking statements," as that term is defined in the federal securities laws. The reader is cautioned that such statements are not guarantees of future performance and that, as a result of various factors, including, but not limited to, the level of customer demand for the Company's products, higher than anticipated costs and lower than anticipated production rates, actual results may differ materially from those projected. For a further discussion of these factors, see the Company's 2005 10-K.


     CONTACT: QUAKER FABRIC CORPORATION
              Larry A. Liebenow, 508-646-2264
              Paul J. Kelly, 508-646-2251
              Cynthia L. Gordan, 508-646-2261